SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 15, 2006

SINO-BIOTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12914	20-3828148
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 S. Johnstone Ave, Suite 501

Bartlesville, Oklahoma 74003

(Address of principal executive offices, including zip code)

(918) 336-1773

(Registrant's telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4- Matters Related to Accountants and Financial Statements

ITEM 4.02

Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 19, 2006, the management of Sino Biotics, Inc., a Delaware corporation (the “Company”) concluded that its previously issued financial statements for fiscal years ended December 31, 2003, December 31, 2004, and  December 31, 2005,  as included in its Annual Report on Form 10-KSB/A as filed with the Securities and Exchange Commission (the “Commission”) on January 17, 2007 should no longer be relied upon as a result of the Company’s determination that it contains accounting errors in shares issued by the Company.

Additionally, on January 19, 2006, the management of the Company concluded that its previously issued financial statements for fiscal year ended September 30, 2006, as included in its Annual Report on Form 10KSB as filed with the Commission on January 17, 2007 should no longer be relied upon as a result of the Company’s determination that it contains accounting errors in shares issued by the Company.

Sino-Biotics, Inc.

Dated: January 23, 2007

By:

/s/   David Lennox

David Lennox, President, CEO